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                                                                    EXHIBIT 5.1
                                [B&H letterhead]

                                October 28, 1999

Patterson Energy, Inc.
4510 Lamesa Highway
P.O. Box 1416
Snyder, Texas   79550

         RE: Registration Statement on Form S-3 relating to $150,000,000 Aggregate Principal Amount of Debt and Equity Securities

Gentlemen:

         We have acted as counsel for Patterson Energy, Inc., a Delaware corporation ("Patterson"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by Patterson with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of an aggregate of $150,000,000 principal amount of senior debt securities, senior subordinated debt securities and subordinated debt securities which may be issued by Patterson (collectively, the "Debt Securities") and equity securities which may be issued by Patterson or offered for the account of certain selling shareholders (the "Selling Shareholders") of Patterson (the "Equity Securities") (together, the "Securities").

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

         We have examined the form of the Indentures filed by Patterson as an exhibit to the Registration Statement (the "Indentures"). In addition, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Patterson and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

         We have assumed for purposes of this opinion (i) that all necessary filings with the Secretary of State of the State of Delaware with respect to the Equity Securities have been made, (ii) that the Board of Directors of Patterson has authorized the issuance and sale of the particular security to be sold, (iii) the corporate power, authority and legal right of the trustee under the respective Indentures to execute, deliver and perform its obligations thereunder, that the performance of such obligations by the trustee will not violate its charter or by-laws and that the trustee has the legal ability to exercise its trust powers in the State of Texas, and (iv) that the applicable Indenture will have been duly authorized, executed and delivered by the trustee at the time of issuance of the Debt Securities.

         The following opinions are limited solely to the applicable federal law of the United States of America, the law of the State of Texas and the General Corporation Law of the State of Delaware. While we are not licensed to practice in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the opinions


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expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The issuance and sale by Patterson of up to $150,000,000 of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of Patterson.

         2. With respect to the Equity Securities offered by Patterson, when such Equity Securities are issued and sold in conformity with the resolutions of the Board of Directors of Patterson and as provided in the Registration Statement, the prospectus contained therein (the "Prospectus") and in the applicable supplement to the Prospectus, they will be legally issued, fully paid and non-assessable shares of the capital stock of Patterson.

         3. With respect to the Equity Securities offered by the Selling Shareholders, such Equity Securities, when sold, will be legally issued, fully paid and non-assessable shares of the capital stock of Patterson.

         4. When (i) the Registration Statement has become effective under the 1933 Act; (ii) the applicable Indentures have been qualified under the Trust Indenture Act of 1939 and have been duly executed and delivered by the parties thereto; (iii) the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the Board of Directors of Patterson and the Indentures so as not to violate any applicable law or agreement or instrument then binding on Patterson; (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indentures; and (v) such Debt Securities have been issued and sold as contemplated in the Registration Statement, the Prospectus and in the applicable supplement to the Prospectus, such Debt Securities will constitute valid and legally binding obligations of Patterson entitled to the benefits provided by the Indentures, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            BAKER & HOSTETLER LLP